UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2014

TEMPUR SEALY INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Tempur Way Lexington, Kentucky	40511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 878-8889

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

The information set forth in Item 2.03 is hereby incorporated into Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 17, 2014 (the “Amendment Effective Date”), Tempur Sealy International, Inc. (the “Company”), Tempur-Pedic Management, LLC, Tempur-Pedic North America, LLC, Tempur Production USA, LLC, and Sealy, Inc. as co-borrowers, certain subsidiaries of the Company, as guarantors, Bank of America, N.A., Barclays Bank PLC, JPMorgan Chase Bank, N.A., Wells Fargo Bank, Fifth Third Bank, and certain other Lenders identified therein, and Bank of America, N.A., as Administrative Agent, entered into an Amendment No. 4 to the Credit Agreement dated December 12, 2012, as amended by Amendment No. 1 dated March 13, 2013, Amendment No. 2 dated May 16, 2013 and Amendment No. 3 dated July 11, 2013.

Amendment No. 4 provides Tempur Sealy with enhanced flexibility in the acquisition of existing and future licensees, distributors and joint ventures as well as the potential acquisition of other strategic international brands in existing Tempur Sealy markets and with increased flexibility to make potential future acquisitions by, among other things, providing for increased acquisition baskets and certain exceptions from such acquisition baskets and greater flexibility with respect to the requirements for guarantying the obligations under the Credit Agreement by certain existing joint ventures. In addition, Amendment No. 4 provides for flexibility under the total net leverage covenant going forward as well as additional flexibility in the making of certain investments and restricted payments and the payment of junior indebtedness through, among other things, an available amount basket that includes a $50 million starter portion.

A copy of Amendment No. 4 is attached hereto as Exhibit 10.1 and is incorporated by reference in this Item 2.03. The description of Amendment No. 4 in this report is a summary and is qualified in its entirety by the terms of Amendment No. 4.

Item 7.01.	Regulation FD

The information set forth in Item 2.03 is hereby incorporated into Item 7.01 by reference.

The information provided in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit	Description

10.1	Amendment No. 4, dated as of October 17, 2014, to that certain Credit Agreement, dated as of December 12, 2012, as amended.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements,” within the meaning of federal securities laws, which include, without limitation, statements relating to the Company’s ability to make potential future acquisitions. All forward looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

Numerous factors, many of which are beyond the Company’s control, could cause actual results to differ materially from those expressed as forward-looking statements. These risk factors include risks associated with the Company’s capital structure and increased debt level; the ability to successfully integrate Sealy into the Company’s operations and realize cost and revenue synergies and other benefits from the transaction; whether the Company will realize the anticipated benefits from its recent asset dispositions and the acquisition of brand rights in certain international markets; general economic, financial and industry conditions, particularly in the retail sector, as well as consumer confidence and the availability of consumer financing; changes in interest rates; uncertainties arising from global events; the effects of changes in foreign exchange rates on the Company’s reported earnings; consumer acceptance of the Company’s products; industry competition; the efficiency and effectiveness of the Company’s advertising campaigns and other marketing programs; the Company’s ability to increase sales productivity within existing retail accounts and to further penetrate the Company’s retail channel, including the timing of opening or expanding within large retail accounts and the timing and success of product launches; the Company’s ability to expand brand awareness, distribution and new products; the Company’s ability to continuously improve and expand its product line, maintain efficient, timely and cost-effective production and delivery of its products, and manage its growth; the effects of strategic investments on the Company’s operations; changes in foreign tax rates and changes in tax laws generally, including the ability to utilize tax loss carry forwards; the outcome of various pending tax audits or other tax proceedings; changing commodity costs; and the effect of future legislative or regulatory changes.

There are a number of risks and uncertainties that could cause the Company’s actual results to differ materially from the forward-looking statements contained in this Report. There are important factors, many of which are beyond the Company’s control, that could cause its actual results to differ materially from those expressed as forward-looking statements in this Report, including the risk factors discussed under the heading “Risk Factors” under ITEM 1A of Part 1 of our Annual Report on Form 10-K for the year ended December 31, 2013. There may be other factors that may cause the Company’s actual results to differ materially from the forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 20, 2014

Tempur Sealy International, Inc.

By:	/s/ Dale E. Williams
	Name:	Dale E. Williams
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Amendment No. 4, dated as of October 17, 2014, to that certain Credit Agreement, dated as of December 12, 2012, as amended.